UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement

Asset Based Loan Facility

On June 22, 2016, Chefs’ Warehouse Parent, LLC (“CW Parent”) and Dairyland USA Corporation (“Dairyland”), as co-borrowers, and The Chefs’ Warehouse, Inc. (the “Company”), The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, The Chefs’ Warehouse Of Florida, LLC, Michael’s Finer Meats, LLC, Michael’s Finer Meats Holdings, LLC, The Chefs’ Warehouse Midwest, LLC, and certain other subsidiaries of the Company, as guarantors, entered into a credit agreement (the “ABL Credit Agreement”) with a group of lenders for which JPMorgan Chase Bank, N.A., acts as administrative agent and collateral agent.

The ABL Credit Agreement provides for an asset based loan facility (the “ABL Facility”) in the aggregate amount of $75,000,000 of which up to $15,000,000 is available for letters of credit and up to $10,000,000 is available for short-term borrowings on a swingline basis. Availability under the ABL Facility will be limited to a borrowing base consisting of the lesser of: (i) the aggregate amount of commitments or (ii) the sum of specified percentages of eligible receivables and eligible inventory, minus certain availability reserves.  The co-borrowers under the ABL Facility are entitled on one or more occasions, subject to the satisfaction of certain conditions, to request an increase in the commitments under the ABL Facility in an aggregate principal amount of up to $25,000,000.  The ABL Facility matures on June 22, 2021.

All of the indebtedness outstanding under the ABL Facility is guaranteed by the Company and the current and future domestic subsidiaries of CW Parent and Dairyland (other than Dairyland HP, LLC). In addition, the ABL Facility is secured by a first priority security interest (subject to certain permitted liens) in certain property and assets, including accounts, inventory, deposit accounts, securities accounts and other personal property relating to the accounts and inventory, of the Company and its current and future domestic subsidiaries (other than Dairyland HP, LLC), and by a second priority security interest (ranking behind the security interest securing the Term Loan Facility and subject to certain permitted liens) in substantially all of the other personal property and assets of the Company and such subsidiaries.

The interest rates per annum applicable to loans, other than swingline loans, under the ABL Credit Facility will be, at the co-borrowers’ option, equal to either a base rate or an adjusted LIBO rate for one, two, three, six or (if consented to by the lenders) 12-month, interest periods chosen by the Company, in each case plus an applicable margin percentage. The co-borrowers will pay certain recurring fees with respect to the ABL Facility, including fees on the unused commitments of the lenders.

The ABL Facility contains customary affirmative covenants, negative covenants and events of default as more particularly described in the ABL Credit Agreement.  The ABL Facility will require compliance with a minimum consolidated fixed charge coverage ratio if the amount of availability under the ABL Facility falls below a specified dollar amount or percentage of the borrowing base.

The above summary of the ABL Facility is qualified in its entirety by reference to the ABL Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Senior Secured Term Loan Credit Facility

On June 22, 2016, CW Parent and Dairyland, as co-borrowers, and the Company and certain other subsidiaries of the Company, as guarantors, entered into a credit agreement (the “Term Loan Credit Agreement”) with a group of lenders for which Jefferies Finance LLC (“Jefferies”) acts as administrative agent and collateral agent.

The Term Loan Credit Agreement provides for a senior secured term loan B facility (the “Term Loan Facility”) in an aggregate amount of $305,000,000 with a $50,000,000 six-month delayed draw term loan facility (the “DDTL”; the loans outstanding under the Term Loan Facility (including the DDTL), the “Term Loans”).  Use of the DDTL is subject to the Company’s consolidated Total Leverage Ratio (as defined in the Term Loan Credit Agreement) not exceeding 4.90:1.00 and the satisfaction of other customary conditions.

Additionally, the co-borrowers under the Term Loan Facility includes an accordion which permits the co-borrowers to request that the lenders extend additional Term Loans in an aggregate principal amount of up to $50,000,000 (less the aggregate amount of certain indebtedness incurred to finance acquisitions) plus an unlimited amount subject to the Company’s Total Leverage Ratio not exceeding 4.90:1.00 on a pro forma basis.

The final maturity of the Term Loan Facility is June 22, 2022. Subject to adjustment for prepayments, the Company is required to make quarterly amortization payments on the Term Loans in an amount equal to 0.25% of the aggregate principal amount of the Term Loans.

All of the indebtedness outstanding under the Term Loan Facility is guaranteed by the Company and the current and future domestic subsidiaries of CW Parent and Dairyland (other than Dairyland HP, LLC).  In addition, the Term Loan Facility is secured by a pledge of the equity interests of the Company’s current and future domestic subsidiaries (other than Dairyland HP, LLC) and by a first priority security interest (subject to certain permitted liens) in substantially all of the personal property and other assets of the Company and its current and future domestic subsidiaries (other than Dairyland HP, LLC), other than the assets and property securing the ABL Facility on a first priority basis described above under “Asset-Based Loan Facility” (which assets secure the Term Loan Facility on a second priority basis).

The interest rates per annum applicable to Term Loans, will be, at the co-borrowers’ option, equal to either a base rate or an adjusted LIBO rate for one, two, three, six or (if consented to by the lenders) 12-month, interest periods chosen by the Company, in each case plus an applicable margin percentage.  A commitment fee is payable in respect of the amount of the undrawn DDTL commitments equal to a percentage equal to 50% of the interest rate with respect to Term Loans accruing interest based on the adjusted LIBO rate.

The Term Loan Facility contains customary affirmative covenants, negative covenants (including restrictions, subject to customary exceptions, on incurring debt or liens, paying dividends, repaying payment subordinated and junior lien debt, disposing assets, and making investments and acquisitions), and events of default for a term loan B facility of this type, as more particularly described in the Term Loan Credit Agreement.

The above summary of the Term Loan Facility is qualified in its entirety by reference to the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

In connection with a previously announced refinancing process, the Company has entered into a new $305 million term loan facility and a $50 million delayed draw term loan facility due in 2022. In addition, the Company entered into a five year $75 million asset backed revolving credit facility.  Proceeds from the new term loan were used to refinance the Company’s existing revolving credit facility, retire its outstanding senior secured notes, pay related fees, costs and expenses and for general corporate purposes. The information set forth in Item 1.01 and Item 8.01 is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events

In a press release dated June 22, 2016 (the “Press Release”), The Chefs’ Warehouse, Inc. (the “Company”) announced that it completed its previously announced refinancing process. The full text of the Press Release is filed herewith as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated as of June 22, 2016, among Chefs’ Warehouse Parent, LLC and Dairyland USA Corporation, as Borrowers, and The Chefs’ Warehouse, Inc., The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, The Chefs’ Warehouse Of Florida, LLC, Michael’s Finer Meats, LLC, Michael’s Finer Meats Holdings, LLC, The Chefs’ Warehouse Midwest, LLC, and other Loan Parties party thereto as Guarantors, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Sole Lead Arranger and Sole Bookrunner, and Administrative Agent, and Wells Fargo Bank, N.A., Bank of America, N.A. and BMO Harris Bank N.A.as Co-Syndication Agents.

10.2
Credit Agreement, dated as of June 22, 2016, among Dairyland USA Corporation and Chefs’ Warehouse Parent, LLC, as Borrowers, and The Chefs’ Warehouse, Inc. and the other Loan Parties party thereto, as Guarantors, the Lenders party thereto, Jefferies Finance LLC, as Joint Lead Arranger and Joint Bookrunner, Administrative Agent and Collateral Agent, and BMO Capital Markets Corp., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release of The Chefs’ Warehouse, Inc. dated June 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date:   June 22, 2016

EXHIBITS

Exhibit No.	Description
10.1
Credit Agreement, dated as of June 22, 2016, among Chefs’ Warehouse Parent, LLC and Dairyland USA Corporation, as Borrowers, and The Chefs’ Warehouse, Inc., The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, The Chefs’ Warehouse Of Florida, LLC, Michael’s Finer Meats, LLC, Michael’s Finer Meats Holdings, LLC, The Chefs’ Warehouse Midwest, LLC, and other Loan Parties party thereto as Guarantors, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Sole Lead Arranger and Sole Bookrunner, and Administrative Agent, and Wells Fargo Bank, N.A., Bank of America, N.A. and BMO Harris Bank N.A.as Co-Syndication Agents.

10.2
Credit Agreement, dated as of June 22, 2016, among Dairyland USA Corporation and Chefs’ Warehouse Parent, LLC, as Borrowers, and The Chefs’ Warehouse, Inc. and the other Loan Parties party thereto, as Guarantors, the Lenders party thereto, Jefferies Finance LLC, as Joint Lead Arranger and Joint Bookrunner, Administrative Agent and Collateral Agent, and BMO Capital Markets Corp., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release of The Chefs’ Warehouse, Inc. dated June 22, 2016